UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2011

GENERAL METALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30230
(Commission File Number)

65-0488983
(IRS Employer Identification No.)

1155 West Fourth Street, Suite 210, Reno, NV 89503
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (775) 583-4636

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On December 16, 2011, we decided to engage new auditors as our independent accountants to audit our financial statements.  Our Board of Directors and our audit committee approved the change of accountants to Ingenium Accounting Associates, Certified Public Accountants. Accordingly, we dismissed Mark Bailey & Company, Ltd., on December 16, 2011.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended April 30, 2010 and April 30, 2011 and in the subsequent interim periods through July 31, 2011, there were no disagreements with Mark Bailey & Company, Ltd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Mark Bailey & Company, Ltd. would have caused Mark Bailey & Company, Ltd. to make reference to the matter in their report. The reports on the financial statements prepared by Mark Bailey & Company, Ltd., for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except that Mark Bailey & Company, Ltd., expressed in their reports substantial doubt about our ability to continue as a going concern.

We provided Mark Bailey & Company, Ltd. with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Mark Bailey & Company, Ltd. is filed as Exhibit 16.1 to this Current Report on Form 8-K.

We have engaged the firm of Ingenium Accounting Associates as of December 16, 2011. During the last two fiscal years and subsequent interim periods preceding their engagement, Ingenium Accounting Associates  was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements .

Item 9.01	Financial Statements and Exhibits

16.1	Letter from Mark Bailey & Company, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

/s/ Daniel J. Forbush
Daniel J. Forbush, CPA
President and Chief Executive Officer

Date: December 16, 2011